Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

I, Joseph Onorati, and I, Fei (John) Han, each certify to the best of our knowledge, based upon a review of the report on Form 10-Q for the quarter ended March 31, 2025 (the “Report”) of the Registrant, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2025

	By:	/s/ Joseph Onorati
Joseph Onorati
Chief Executive Officer, President, and Chairman of the Board of Directors
(Principal Executive Officer)

	By:	/s/ Fei (John) Han
Fei (John) Han
Chief Financial Officer
(Principal Financial Officer)